FOURTH AMENDMENT TO

AMENDED AND RESTATED LEASE AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED LEASE

AGREEMENT (this “Amendment”) is made as of October 11, 2022, by and between Sanford Health, a South Dakota non-profit corporation (“Landlord”), and SAB Biotherapeutics, Inc., a Delaware corporation (“Tenant”).

RECITALS

A.
Landlord and Tenant are parties to that certain Amended and Restated Lease Agreement dated as of September 1, 2019 (as the same may have been amended, the “Lease”).

B.
Landlord and Tenant have agreed to enter into this Amendment for the purpose of reducing the amount of space Tennant is renting from Landlord and providing a rent abatement in exchange for a promissory note and other considerations.

C.
Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

AGREEMENTS

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.
Reduced Square Footage. The parties hereby agree that as of October 1, 2022 the space rented under the Lease is hereby reduced, and the total amount of space rented by Tennant shall be twenty-one thousand fourteen square feet (21,014 sq ft) of shared and dedicated space, as depicted on Exhibit A attached here to, together with the continued non-exclusive right to use the Common Area described in Article 4 of the Lease. Article 1, Section 1 of the Lease is hereby revised in accordance with this paragraph, and Exhibit A of the Lease is hereby replaced with Exhibit A of this Amendment.

2.
Rent. Article 3, Section 1 of the Lease is deleted in its entirety and replaced with the following:

Commencing as of October 1, 2022 and continuing through the effective period of the Lease, the annual rent amount for the Leased Premises shall be five hundred thirty-one thousand twenty-three dollars and seventy-eight cents ($531,023.78) payable in equal monthly installments of forty-four thousand two hundred fifty-one dollars and ninety-eight cents ($44,251.98). Thereafter, commencing January 1, 2023 and annually thereafter during the Term, the Annual Rent shall increase by the greater of two percent (2%) per annum or the increase in the Consumer Price Index – All Urban Consumers for the 12-month period, and shall be cumulative of the prior year’s Annual Rent. All sums payable hereunder by Tennant which are not paid when due shall bear interest from the due date thereof to the date of payment at the rate of twelve percent (12%) per annum.

3.
Rent Abatement. The parties hereby agree that for the period of October 1, 2022 to September 30, 2023 Tenant’s obligation to pay Annual Rent shall be abated and not required to be paid when normally due. The total amount so deferred is referred to herein as the “Abated Rent”. Regular monthly required rental payments of Annual Rent shall again be due and payable as and when required under the Lease commencing on October 1, 2023. In exchange for the Abated Rent, Tenant is hereby issuing the Unsecured Convertible Promissory Note to the Landlord attached hereto as Attachment 1.

4.
Entire Agreement. This Amendment constitutes all of the agreements among the parties relating to the matters set forth herein and supersedes all other prior or concurrent oral or written letters, agreements or understandings with respect to the matters set forth herein.

5.
Counterparts. This Amendment may be signed in any number of counterparts by the parties hereto, all of which taken together shall constitute one and the same instrument.

6.
Scope of Amendment. Except as otherwise expressly provided in this Amendment, the terms and provisions of the Lease are unmodified and in full force and effect and the same are ratified and confirmed hereby.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

LESSOR:

SANFORD HEALTH

By: /s/ David A. Pearce

Name: David A. Pearce

Title: President, Innovation, Research, and World Clinic

LESSEE:

SAB BIOTHERAPEUTICS, INC.

By: /s/ Eddie J. Sullivan

Name: Eddie Sullivan

Title: Chief Executive Officer

EXHIBIT A

The drawing above and table below summarises the Ft2 on the first floor at the Sanford Center.

Area	Description	Ft2
A	Air Handler Room	669
B	Clean Room Area	12,593
C	Warehouse B	741
D	Lab benches	3,579
E	Centrifuges	44
F	QC	917
G	Refrigerator area	150
H	FAC	10
Sum		18703

The drawing above and table below summarizes the Ft2 on the second floor.

Area	Description	Ft2
A	Cubicle Area	832
B	Offices + fireproof	591
C	Offices	400
D	Offices	388
E	File cabinets	100
Sum		2,311

The total ft2 in the building is 21,014.

ATTACHMENT 1

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS SECURITY MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (B) AN EXEMPTION OR QUALIFICATION UNDER APPLICABLE SECURITIES LAWS OR (C) AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS SHALL BE VOID.

8% UNSECURED CONVERTIBLE NOTE

$541,644.26	October 1, 2022

FOR VALUE RECEIVED, SAB Biotherapeutics, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of Sanford Health, a South Dakota non-profit corporation (the “Holder”), the sum of five hundred forty-one thousand six hundred forty-four dollars and twenty- six cents ($541,644.26 ) (the “Principal”), plus accrued and unpaid interest thereon on September 31, 2024 (the “Maturity Date”). The following terms shall apply to this Note:

1.
Interest. The Company hereby agrees to pay interest to the Holder in respect of the outstanding Principal, at a per annum rate equal to eight percent (8%) in cash. Simple interest shall accrue on the outstanding Principal from and after the date hereof, and shall be payable on the Maturity Date.

2.
No Prepayment. The Company may not prepay all or any part of the amounts outstanding under this Note at any time without the express written consent of the Holder.

3.
Conversion.

3.1.
Note Conversion. The Holder shall have the right, but not the obligation, to convert all or any part of the outstanding Principal of this Note, together with any accrued and unpaid interest thereon to the date of such conversion, into such number of fully paid and non- assessable shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at any time and from time to time prior to the later of the Maturity Date or the date on which this Note is paid in full, subject to the terms and conditions set forth in this Section 3, at a conversion price per share of Common Stock equal to greater of (x) $1.50 (as the same may be adjusted from time to time in accordance with Section 3.3) and (y) the price at which the Company sells shares of Common Stock in any bona fide private or public equity financing prior to the Maturity Date (the “Conversion Price”).

3.2.
Conversion Procedures.

3.2.1.
In the event that the Holder elects to convert this Note, the Holder shall give notice of such election by delivering an executed and completed notice of conversion (a

“Notice of Conversion”) to the Company, which Notice of Conversion shall provide a breakdown in reasonable detail of the Principal, accrued and unpaid interest amounts being converted and the name of the entity to be issued the shares of Common Stock upon conversion. The date specified in the Notice of Conversion, or if no date is specified, then the date of the delivery of the Notice of Conversion, shall be referred to as the “Conversion Date.” A form of Notice of Conversion to be employed by the Holder is annexed hereto as Annex A.

3.2.2.
Pursuant to the terms of the Notice of Conversion, the Company shall deliver, or cause to be delivered, such number of shares of Common Stock (the “Conversion Shares”) via electronic stock transfer to the Holder. In the case of the exercise of the conversion rights set forth herein, the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the Conversion Date.

3.2.3.
The number of Conversion Shares to be issued upon each conversion of this Note pursuant to this Section 3 shall be the quotient obtained by dividing the Principal and accrued interest by the then applicable Conversion Price. No fractional shares of Common Stock shall be issued upon any conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon any conversion of this Note, the Company shall make an adjustment and payment in cash to the Holder.

3.3.
Adjustment Events. The Conversion Price and number and kind of shares or other securities to be issued upon conversion shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

3.3.1.
Merger, Sale of Assets, etc. If (i) the Company effects any merger or consolidation of the Company with or into another entity, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another entity) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, (iv) the Company consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more persons or entities whereby such other persons or entities (such other persons or entities, the “Purchasers”) acquire more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Purchasers or such other persons or entities associated or affiliated with the Purchasers), or (v) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate Common Stock of the Company (in any such case, a “Fundamental Transaction”), this Note, as to the Principal and accrued and unpaid interest thereon, shall thereafter, at the Holder’s election, be deemed to evidence the right to convert into such number and kind of shares or other securities and property as would have been issuable or distributable on account of such Fundamental Transaction, upon or with respect to the securities subject to the conversion right immediately prior to such Fundamental Transaction. The foregoing provision shall similarly apply to successive Fundamental Transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the provisions of this Section 3.3 shall apply to such securities of such successor or purchaser after any such Fundamental Transaction.

3.3.2.
Reclassification, etc. If the Company at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the Principal hereof and accrued and unpaid interest hereon, shall thereafter be deemed to evidence the right to convert into an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

3.3.3.
Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock (whether by a stock split or otherwise), or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

3.4.
Replacement Note. In the event of any partial conversion of the outstanding Principal and any accrued and unpaid interest under this Note, the Holder agrees to surrender this Note to the Company and the Company shall issue to the Holder a replacement Note in the amount of the remaining Principal (and accrued and unpaid interest, if applicable) after giving effect to such partial conversion.

3.5.
Notice as to Adjustments. Whenever the Conversion Price is adjusted pursuant to this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment.

3.6.
Reservation. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note, free from all mortgages, charges, pledges, liens, hypothecations or other security interests (“Liens”), preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than the aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 3) upon the conversion of this Note. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

4.
Covenants of the Company. The Company covenants and agrees that, so long as all or any of the Principal of this Note remains outstanding, it shall:

4.1.
pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits, or upon any properties belonging to it before the same shall be in default; provided, however, that the Company shall not be required to pay any such tax, assessment, charge or levy which is being contested in good faith by proper proceedings and adequate reserves for the accrual of same are maintained if required by generally accepted accounting principles; and

4.2.
preserve its corporate existence and continue to engage in business of the same general type as conducted as of the date hereof.

5.
Events of Default. The occurrence of any of the following events shall constitute an event of default (“Event of Default”):

5.1.
Failure to Pay Principal or Interest. The Company shall fail to pay the Principal, when due, or any interest or other sum when due under this Note.

5.2.
Breach of Covenants. The Company breaches any covenant or other term or condition of this Note in any material respect, which failure is not cured, if possible to cure, within thirty (30) days after the Company has become or should have become aware of such breach.

5.3.
General Assignment. The Company or any subsidiary of the Company makes an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for them or for a substantial part of their property or business; or such a receiver or trustee shall otherwise be appointed.

5.4.
Bankruptcy. Bankruptcy, insolvency, reorganization, or liquidation proceedings or other such proceedings or relief under any bankruptcy, insolvency or restructuring law or any law, or the issuance of any notice in relation to such event, shall be instituted by or against the Company or any subsidiary of the Company.

6.
Status of Note.

6.1.
Status of Note.

6.1.1.
Except for obligations arising from Permitted Liens, and subject to Section 6.2 below, the obligations of the Company under this Note shall rank senior to all indebtedness of the Company, whether now or hereinafter existing.

6.1.2.
“Permitted Liens” means the individual and collective reference to any: (a) Liens for taxes, assessments and other governmental charges or levies not yet due, or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with U.S. generally accepted accounting principles, consistently applied, and duly reflected in the Company’s financial statements; (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ liens, statutory landlords’ liens, and other similar liens arising in the ordinary course of the Company’s business, and which (i) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated subsidiaries or (ii) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien; and (c) Liens incurred in connection with indebtedness of up to ten million dollars ($10,000,000) in the aggregate.

6.2.
Unsecured Debt and Bank Loan Facilities. Notwithstanding anything to the contrary in Section 6.1 above: (a) the Company may issue unsecured debt ranking pari passu with this Note so long as the maturity date (and any other repayment or prepayment date) for such new indebtedness or any other provision allowing for such indebtedness to be redeemed or put to the Company is later than the Maturity Date; and (b) the Company may enter into bank loan facilities that are senior to this Note.

6.3.
Liquidation. Upon any Liquidation Event, the Holder will be entitled to receive, before any distribution or payment is made upon, or set apart with respect to, any other indebtedness of the Company or any class of capital stock of the Company, an amount equal to the Principal plus all accrued and unpaid interest thereon. For purposes of this Note, “Liquidation Event” means a liquidation pursuant to a filing of a petition for bankruptcy under applicable law or any other insolvency or debtor’s relief, an assignment for the benefit of creditors, or a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

7.
Miscellaneous.

7.1.
Non-Waiver and Other Remedies. No course of dealing, failure or delay on the part of the Holder of this Note in exercising any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

7.2.
Notices. Any notice required or permitted pursuant to this Note shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, electronic mail or similar means to the address as shown below (or at such other address as such party may designate by fifteen (15) days’ advance written notice to the other parties to this Note given in accordance with this section):

7.2.1.
If to the Holder

Sanford Health [Address]

Attention:

Email:

7.2.2.
If to the Company:

SAB Biotherapeutics, Inc. SAB Biotherapeutics Inc. 2100 East 54th Street North Sioux Falls, SD 57104 Attention: Russ Beyer Email: russ@sab.bio

Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two (2) days after the letter containing the same is sent as aforesaid. Where a notice is sent by electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

7.3.
Assignability. This Note and all rights and obligations hereunder may not be transferred or assigned in whole or in part by the Holder or the Company. This Note shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

7.4.
Collection Costs; Attorneys’ Fees. If default is made in the payment of this Note, the Company shall be obligated to pay the Holder hereof reasonable costs of collection, including attorneys’ fees and, in addition, the Company and of any amendment or modification of any of the foregoing requested by the Company or arising following an Event of Default.

7.5.
Governing Law. This note and the rights and obligations of the company hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of Delaware.

7.6.
Consent to Jurisdiction and Service of Process. All judicial proceedings arising out of or relating to this note, or any obligations hereunder, may be brought in any court of competent jurisdiction in the State of South Dakota.

7.7.
Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.

7.8.
Section Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Note.

* * *

IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Company.

SAB BIOTHERAPEUTICS, INC.

By: /s/ Eddie J. Sullivan

Name: Eddie Sullivan

Title: Chief Executive Officer